EXHIBIT 99.7

Description of Transactions in the Shares that were Effected During the Past 60 Days - OFI

The identity of the person who effected the transaction, trading dates, number of shares of Common Stock sold and the price per share for all transactions in the shares of Common Stock within the last 60 days, which were all brokered transactions, are set forth below:

	Trade Date	Shares	Price Per Share
OFI, on behalf of an advisory client	1/5/07	165	16.70
“	1/8/07	90	16.01
“	1/8/07	126	16.04
“	1/10/07	70	16.75
“	1/10/07	267	16.83
“	1/10/07	156	16.58
“	1/10/07	31	16.72
“	1/12/07	62	17.27
“	1/12/07	14	17.32
“	1/16/07	319	17.63
“	1/18/07	249	17.19
“	1/19/07	115	17.43
“	1/19/07	3499	17.70
“	2/5/07	74	17.95
“	2/6/07	24	17.22
“	2/6/07	89	16.83
“	2/6/07	101	17.15
“	2/7/07	278	17.86
“	2/7/07	1560	17.88
“	2/8/07	17	18.36
“	2/8/07	47	18.22
“	2/15/07	925	20.52
“	2/15/07	1130	20.58
“	2/26/07	229	19.26
“	2/26/07	162	19.29
“	2/26/07	158	19.23
“	2/26/07	35	19.30
“	2/26/07	12	19.32
“	2/26/07	16	19.29
“	2/27/07	78	18.65
“	2/27/07	99	18.20
“	2/27/07	1034	18.75
“	2/28/07	53	17.86
“	3/1/07	334	17.06
“	3/2/07	249	17.03
“	3/5/07	27	17.00
“	3/5/07	117	17.01
“	3/5/07	139	17.47